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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported) September 7, 2006

                       ELECTRONIC SENSOR TECHNOLOGY, INC.
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             (Exact Name of the Registrant as Specified in Charter)

           Nevada                   333-87224                    98-0372780
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(State or Other Jurisdiction       (Commission                 (IRS Employer
     of Incorporation)             File Number)              Identification No.)

1077 Business Center Circle, Newbury Park, California 91320
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          (Address of Principal Executive Offices)

Registrant's telephone number, including area code (805) 480-1994

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   MATERIAL AMENDMENT OF AND ENTRY INTO A MATERIAL
            DEFINITIVE AGREEMENT.

On September 7, 2006, Electronic Sensor Technology, Inc. (the "Company") entered into a Forbearance and Amendment Agreement (the "Agreement") with Midsummer Investment, Ltd. ("Midsummer") and Islandia L.P. ("Islandia"), which provides for the forbearance by Midsummer and Islandia from exercising certain rights and remedies under the 8% convertible debentures and warrants issued to Midsummer and Islandia on December 7, 2005 and under the related Securities Purchase Agreement and Registration Rights Agreement, the terms of which are described in the current report on Form 8-K filed by the Company with the Securities and Exchange Commission (the "Commission") on December 8, 2005. The Agreement also provides for certain amendments to the debentures and the warrants.

The terms of the debentures, warrants and related agreements required that we register the shares of our common stock underlying the debentures and warrants within 180 days of the date of their issuance. The failure to do so is an event of default under the debentures, giving Midsummer and Islandia the right to accelerate the debentures and receive a premium of approximately 30% of the outstanding amounts due under the debentures upon acceleration. The failure to do so also reduces the exercise price of the warrants by $0.03 per month until such registration statement is declared effective. In addition, the failure to register such shares within 150 days of the date of issuance of the debentures and warrants gives the holders the right to receive liquidated damages in the amount of 2% per month of the purchase price of the debentures and warrants, pursuant to the Registration Rights Agreement, and the failure to pay such liquidated damages relating to the debentures is an event of default under the debentures. Although we have been working diligently to obtain effectiveness of our registration statement and continue to do so, we have thus far been unable to have such registration statement declared effective by the Commission. As such, the aforementioned penalties have been triggered. At this time, the declaration of an acceleration would cause approximately $9.1 million to be due and payable immediately upon such a declaration. Under the terms of the warrants, the exercise prices of the warrants would have fallen from $0.4761 per share to approximately $0.3861 per share. Pursuant to the registration rights agreement, we would also owe the holders of the debentures and warrants approximately $560,000, plus interest thereon at a rate of 18% per annum.

Pursuant to the Agreement, Midsummer and Islandia have agreed to abstain from exercising the aforementioned rights and remedies arising out of the existing defaults under the debentures and warrants until February 28, 2007 (unless the Company defaults under any other provision of the debentures, the warrants or the related agreements, in which case the forbearance would terminate at such time). In exchange for such forbearance, the Company has agreed to reduce the conversion price of the debentures issued to Midsummer and Islandia on December 7, 2005 from $0.4544 per share to $0.4000 per share and to reduce the exercise price of the warrants issued to Midsummer and Islandia on such date from $0.4761 per share to $0.4300 per share. In addition, the Company has agreed to appoint a director nominated by Midsummer to the Company's board of directors within 14 days of the date of the Agreement. In addition, within 14 days of the date of the Agreement, Midsummer may nominate an independent director to the Company's board of directors, subject to the approval of a majority of the board, which such nominee may only be rejected in good faith and with cause. The Company has also agreed not to increase its board of directors to more than 9 members without the consent of Midsummer. Pursuant to the Agreement, as soon as practicable, a special committee of 3 board members comprised of one director chosen by Midsummer, one independent director and one appointee of the founding shareholders of the Company, shall begin a search for a candidate for chief operating officer of the Company with the potential to become chief executive officer. If the board approves of a candidate appointed by the special committee, the Company has agreed to hire such candidate for an interim and trial basis for up to 3 months, at which time the board of directors will meet to determine whether such chief operating officer shall be promoted to chief executive officer or be released. If such chief operating officer is released, a new search by the special committee will begin.

If the Company does not have a registration statement declared effective by February 28, 2007 or the Company defaults prior to such date under any other provision of the debentures, the warrants or the related agreements, the Agreement provides that all penalties incurred before and after entry to the Agreement will again apply, and Midsummer and Islandia will have the ability to collect all of the aforementioned penalties, as well as any that accrue over the term of the Agreement.

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ITEM 5.02   ELECTION OF DIRECTORS.

On September 7, 2006, the board of directors of the Company elected Michel Amsalem and Lew Larson as directors of the Company to fill two vacancies created by the expansion of the board from six to eight members.

Michel Amsalem and Lew Larson were nominated to the board of directors by Midsummer, pursuant to the Forbearance and Amendment Agreement described above in Item 1.01 hereof, which such description is incorporated herein by reference.

Michel Amsalem is currently a director of Midsummer and a member of Midsummer Capital, LLC, which serves as investment advisor to Midsummer, and held such positions at the time of entry into the $7 million private placement among the Company, Midsummer and Islandia on December 7, 2005, which is more fully described in the current report on Form 8-K filed by the Company with the Commission on December 8, 2005. By virtue of such positions, Mr. Amsalem may be deemed to have an indirect material interest in the December 7, 2005 transaction.

Lew Larson has not been a party to or had a direct or indirect material interest in any transaction, proposed transaction or series of transactions in which the Company was, is to be or was to have been a party during the past two years involving an amount in excess of $60,000.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.    Description
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10.1           Forbearance and Amendment Agreement dated September 7, 2006 among the Company, Midsummer and Islandia.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              ELECTRONIC SENSOR TECHNOLOGY, INC.

Date: September 8, 2006                       By:     /s/ Teong C. Lim
                                                     ---------------------------
                                              Name:  Teong C. Lim
                                              Title: President and Chief
                                                     Executive Officer